Exhibit 5.2

August 10, 2020	Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 Main Tel +1 212 506 2500 Main Fax +1 212 262 1910 www.mayerbrown.com

Adaptimmune Therapeutics plc

60 Jubilee Avenue

Milton Park

Abingdon

Oxfordshire OX14 4RX

Re:	Adaptimmune Therapeutics plc

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Adaptimmune Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 (the “Registration Statement”) filed herewith by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Company has provided us with two prospectuses, which form part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering the offering, issuance and sale of up to $200,000,000 of ordinary shares, nominal value £0.001 per share, of the Company (the “Ordinary Shares”), to be offered or sold in the form of American Depositary Shares (“ADSs”), with each ADS representing six Ordinary Shares and which may be issued and sold under the sales agreement, dated August 10, 2020, between the Company and Cowen and Company, LLC (such agreement, the “Sales Agreement”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, and the Sales Agreement Prospectus provide for the registration of the proposed offer and sale by the Company of certain:

(i)	Ordinary Shares to be offered or sold in the form of ADSs;

(ii)	warrants to purchase Ordinary Shares in the form of ADSs (“Warrants”); and

(iii)	units comprised of one or more of the foregoing securities as described in the Registration Statement prospectus (or any prospectus supplement) in any combination (“Units”), or any combination thereof in one or more series of issuances and on terms that the Company will determine at the time of such offering.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

The Warrants are to be issued from time to time under one or more warrant agreements between the Company and a warrant agent for the holders of the warrants, the form of which will be filed by an amendment to the Registration Statement or as an exhibit to a report filed under the Securities and Exchange Act of 1934, as amended and incorporated by reference into the Registration Statement.

As special counsel to the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

(i)	when the Registration Statement has become effective under the Act and the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable prospectus or prospectus supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(ii)	when the Registration Statement has become effective under the Act and the Units have been issued and delivered in accordance with the Registration Statement and any applicable prospectus or prospectus supplement relating thereto and a valid resolution of the directors of the Company and the offering price of the Units (if any) has been paid in full, such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of New York, and we express no opinion herein concerning the laws of any other jurisdiction. With respect to all matters of the laws of England and Wales, we understand that you are relying upon the opinion, dated the date hereof, of Mayer Brown International LLP, counsel to the Company in England, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mayer Brown International LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the warrants or their offering and sale.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

DSB